Registration No. 333-144577

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
ON
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

(Exact name of registrant as specified in its charter)

Nevada	47-0930829
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3811 Shadow Trace Circle
Houston, TX	77082-5637
Address of principal executive offices	Zip Code

1-281-540-9317
Issuer’s telephone number

PURE BIOFUELS CORP.  STOCK INCENTIVE PLAN
(Full title of plan)

(Name, address and telephone number of agent for service)
Carlos Alberto Pinto, CEO
Pure Biofuels Corp.
3811 Shadow Trace Circle
Houston, TX 77082-5637
1-281-540-9317

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the "Post-Effective Amendment") relates to the Registration Statement on Form S-8 (Registration No. 333-144577) filed by Pure Biofuels Corp ("Pure"), on July 13, 2007 (the "Registration Statement") registering an aggregate of 21,000,000 shares of the Common Stock, par value $.001 per share, of Pure in connection with its PURE BIOFUELS CORP. STOCK INCENTIVE PLAN (the “Plan”) approved by the Board on June 11, 2007, which Plan was a continuation, and an amendment and restatement, of Pure’s 2006 Stock Option and Award Plan.

The Registrant has filed a Form 15 to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, by means of this Post-Effective Amendment, the Registrant is deregistering all securities registered under the Registration Statement which remain unsold as of the date the filing of the Form 15.  No securities have been issued under the Registration Statement between the date of filing of the Form 15 and the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 1, 2011.

PURE BIOFUELS CORP.

By:	/s/ Carlos Alberto Pinto
Carlos Alberto Pinto
CEO

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlos Alberto Pinto	Chief Executive Officer and Director	April 1, 2011
Carlos Alberto Pinto	(Principal Executive Officer)

/s/ Alberto Pinto	President and Director	April 1, 2011
Alberto Pinto

/s/ Juan Santoyo	Chief Financial Officer	April 1, 2011
Juan Santoyo	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Ahmad Al-Sati	Chairman of the Board of Directors	April 1, 2011
Ahmad Al-Sati

/s/ Jay Troger	Director	April 1, 2011
Jay Troger